Exhibit 99.1

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Liberty Media Corporation

2003 Investor’s Meeting

May 15, 2003

“Safe Harbor” Statement

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters discussed in the following presentation, including those items identified as guidance, are based upon the consummation of previously announced acquisitions and transactions and may contain forward-looking statements that deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and such discussion also may materially differ from UGC’s actual future experience involving any one or more such matters and discussion areas. UGC has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experiences and results to differ from UGC’s current expectation in reports filed with the Securities and Exchange Commission.

Please refer to the Company’s Press Release dated May 14, 2003 and SEC filings for definitions of the following terms which are used herein including: Adjusted EBITDA, Revenue Generating Units (RGUs), and Average Revenue per Unit (ARPU), as well as a GAAP reconciliation of non-GAAP financial measures.

Executive Summary

  The following information incorporated herein is provided to highlight certain financial information provided during Liberty Media Corporation 2003 Investor’s Meeting held on May 15, 2003

Reconciliation of Adjusted EBITDA and Operating Free Cash Flow

	Year Ended	Year Ended	Year Ended	Quarter Ended	Qtr. End 3/03
Description:	31-Dec-00	31-Dec-01	31-Dec-02	31-Mar-03	Annualized
Operating (Loss) Income	$(1,140,803)	$(2,872,306)	$(899,282)	$(78,758)	$(315,032)
Depreciation & Amortization	815,522	1,147,176	730,001	194,718	778,872
Stock-based Compensation	(43,183)	8,818	28,228	6,111	24,444
Impairment & Restructuring	0	1,525,069	437,427	0	0
Adjusted EBITDA	(368,464)	(191,243)	296,374	122,071	488,284

Less: Capital Expenditures	(1,846,602)	(996,411)	(335,192)	(57,597)	(230,390)

Operating Free Cash Flow	$(2,215,066)	$(1,187,654)	$(38,818)	$64,474	$257,894

Pro Forma Consolidated Debt / EBITDA

(amounts in millions)	Year Ended	Quarter Ended	2003
Pro Forma UGC Consolidated Leverage Calculation: [1]	31-Dec-02	31-Mar-03	Guidance
UPC Consolidated Debt & Convertible Preferred Stock [2]	€10,406.1	€10,173.5
Less: Restructured Debt & Convertible Preferred Stock[3]	€(6,762.0)	€(6,546.4)
UPC Pro-Forma Debt[4]	€3,644.1	€3,627.1	€3,597.0
Less: Cash[5]	€(273.0)	€(285.3)	€(174.0)
UPC Pro-Forma Consolidated Net Debt	€3,371.1	€3,341.9	€3,423.0

UPC Pro-Forma Consolidated Net Debt in US$’s	$3,531.8	$3,634.5	$3,423.0
Other Net Debt[6]	$53.7	$67.8	$177.5
UGC Consolidated Net Debt	$3,585.5	$3,702.2	$3,600.5

Less: UPC Polska Net Debt[1]	$(286.0)	$(291.8)	$(264.9)

UGC Pro Forma Consolidated Net Debt	$3,299.5	$3,410.5	$3,335.6

UGC Consolidated Adjusted EBITDA[7]	$296.4	$122.1	$560.0
Less: UPC Germany[8]	(12.6)	—	—
Less: UPC Polska[1]	(17.5)	(5.2)	(20.9)
UGC Pro Forma Consolidated Adjusted EBITDA	$266.3	$116.8	$539.1

Pro Forma Net Debt / Adjusted EBITDA (without UPC Polska)[1]	12.4x	7.3x	6.2x

1.                                     Both net debt and Adjusted EBITDA exclude UPC Polska since UPC and holders of UPC Polska notes are engaged in discussions about a restructuring of UPC Polska’s indebtedness and such debt is non-recourse. For 2003 guidance, UPC Polska’s Adjusted EBITDA represents Q1 ‘03 annualized.

2.                                     Represents the total of all debt and convertible preferred stock for the period ended.

3.                                     Includes all of the UPC N.V. senior notes and senior discount notes, the Exchangeable Loan and the Convertible Preferred Stock.

4.                                     For 2003 Guidance, per the 2nd Amended Disclosure Statement filed by UPC on January 7, 2003.

5.                                     Includes Cash and Cash Equivalents and Restricted Cash. For 2003 Guidance, per the per the 2nd Amended Disclosure Statement.

6.                                     Other net debt relates primarily to VTR and UGC on a stand-alone basis.

7.                                     Represents UGC’s consolidated Adjusted EBITDA. For quarter ended March 31, 2003, the revised Adjusted EBITDA was annualized for the calculation. Please refer to previous page for a reconciliation of Adjusted EBITDA with Operating Loss. For 2003 as forecast by UGC, the primary component represents UPC of Euro 525 million as per the 2nd Amended Disclosure Statement.

8.                                     UPC Germany was deconsolidated effective August 1, 2002, therefore Adjusted EBITDA excluded for year ended 2002.